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                                                                  EXHIBIT (g)(3)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Schedule 13E-4 of our report dated February 22, 1996 included in the NACCO Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP

November 15, 1996,
Cleveland, Ohio.